Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-140652 on Form S-8 of our report dated March 6, 2008, relating to the financial statements of National CineMedia, Inc., National CineMedia LLC, National Cinema Network, Inc. and Regal CineMedia Corporation appearing in this Annual Report on Form 10-K of National CineMedia, Inc. for the period ended December 27, 2007.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 6, 2008